As filed with the Securities and Exchange Commission on September 10, 1999
                                                      Registration No. 333-53605
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                       DISPATCH MANAGEMENT SERVICES CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                              13-3967426
 (State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)

           1981 Marcus Avenue
             Suite C131
        Lake Success, New York                              10042
    (Address of principal executive offices)               (Zip Code)

    Dispatch Management Services Corp. 1997 Stock Incentive Plan, as amended
                            (Full title of the plan)

                                 H. Steve Swink
                Chairman of the Board and Chief Executive Officer
                       DISPATCH MANAGEMENT SERVICES CORP.
                         1981 Marcus Avenue, Suite C131
                          Lake Success, New York 10042
                     (Name and address of agent for service)

                                  516/326-9810
          (Telephone number, including area code, of agent for service)

                                   ----------

                         Copy of all communications to:

                              Linda L. Griggs, Esq.
                           Morgan, Lewis & Bockius LLP
                               1800 M Street, N.W.
                              Washington, DC 20036
                                  202/467-7000

                         CALCULATION OF REGISTRATION FEE

    Title of securities      Amount to be        Proposed maximum              Proposed maximum         Amount of
     to be registered       registered (1)   offering price per Share (2)  aggregate offering price  registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share..........     2,000,000             $2.125                       $4,250,000             $1,181.50
=======================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1997 Stock Incentive Plan, as amended.

(2) Calculated pursuant to Rule 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for September 7, 1999.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 relates to 2,000,000 shares of Common Stock which may be offered and sold under the Dispatch Management Services Corp. 1997 Stock Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of Form S-8.


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

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

      1. The description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" in the Company's Form 8-A dated November 10, 1997 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which contains, as Exhibit 3.1, the Company's Certificate of Incorporation, as amended.

      2. The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

      3. The Company's Quarterly Report on Form 10-Q for the three month periods ended March 31, 1999 and June 30, 1999.

      4.    The Company's Current Report on Form 8-K dated July 26, 1999.

      All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Eighth of the Company's Certificate of Incorporation, as amended, states that:


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

      No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Ninth of the Company's Certificate of Incorporation, as amended, states that:

      The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify the Directors and officers of the Corporation and advance expenses incurred by such Directors and officers in proceedings to which they may be party as a result of their status as Directors and officers. The Corporation may, in its discretion, indemnify other persons from time to time on terms and conditions deemed appropriate by the Corporation's Board of Directors.

      In addition, Article VIII of the Company's Bylaws further provides that the Company shall indemnify its officers and directors against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative brought by any party, the Company or on behalf of the Company by reason of the fact that they are an officer or director of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such expenses may be advanced by the Company upon receipt of an undertaking by the officer or director to repay such amount if it is determined that they are not entitled to indemnification. The Company will continue to provide such indemnification to any person who has ceased to be an officer or director of the Company.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number      Exhibit
--------    -------

5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).

24.1        Power of Attorney (included on signature page).

Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, New York, on September 10, 1999.

                                  DISPATCH MANAGEMENT SERVICES CORP.

                                  By: /s/ H. Steve Swink
                                      ------------------------------------------
                                      H. Steve Swink
                                      Chairman of the Board and Chief Executive
                                      Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below hereby appoints H. Steve Swink and Marko Bogoievski, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Signature                             Title                       Date
   ---------                             -----                       ----


/s/ H. Steve Swink        Chairman of the Board and Chief
-----------------------   Executive Officer (Principal
H. Steve Swink            Executive Officer)                  September 10, 1999


/s/ Marko Bogoievski      Chief Financial Officer (Principal
-----------------------   Financial and Accounting Officer)   September 10, 1999
Marko Bogoievski


/s/ Edward N. Allen       Director
-----------------------
Edward N. Allen                                               September 10, 1999


/s/ D. Keith Cobb         Director
-----------------------
D. Keith Cobb                                                 September 10, 1999


/s/ Michael Fiorito       Director                            September 10, 1999
-----------------------
Michael Fiorito


/s/ Thomas J. Saporito    Director                            September 10, 1999
-----------------------
Thomas J. Saporito


/s/ Anne T. Smyth         Director                            September 10, 1999
-----------------------
Anne T. Smyth


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